As filed with the Securities and Exchange Commission on November 4, 2022

Registration No. 333-

united states
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

PAYA HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	85-2199433
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

303 Perimeter Center North Suite 600 Atlanta, Georgia 30346	30346
(Address of Principal Executive Offices)	(Zip Code)

Paya Holdings Inc. Omnibus Incentive Plan

(Full title of the plan)

Glenn Renzulli
Chief Financial Officer
303 Perimeter Center North Suite 600
Atlanta, Georgia 30346
(800) 261-0240

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Sophia Hudson, P.C.

Ana Sempertegui
Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
(212) 446-4800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Paya Holdings Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) to register an additional 10,000,000 shares of its common stock, par value $0.001 per share, that may be issued and sold under the Paya Holdings Inc. Omnibus Incentive Plan (the “Plan”), following the amendment to the Plan that was approved by the Registrant’s stockholders at its annual meeting on May 31, 2022. This Registration Statement is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities, and pursuant to that instruction, the contents of the Registration Statement on Form S-8 (File No. 333-251603) filed with the Securities and Exchange Commission (the “Commission”) on December 22, 2020 are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of Paya Holdings Inc., filed with the Secretary of State of the State of Delaware on October 16, 2020 (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed with the Commission on October 22, 2020)
4.2	Amended and Restated Bylaws of Paya Holdings Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-K filed with the Commission on October 22, 2020)
5.1*	Opinion of Kirkland & Ellis LLP
10.1	Paya Holdings Inc. Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-8 (No. 333-251603), filed with the Commission on December 12, 2020)
10.2	Amendment to Paya Holdings Inc. Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed with the Commission on June 1, 2022)
23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm
23.3*	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature pages hereto).
107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on November 4, 2022.

PAYA HOLDINGS INC.

By:	/s/ Glenn Renzulli
	Name:	Glenn Renzulli
	Title:	Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey Hack, Glenn Renzulli and Melinda Doster and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 4, 2022.

Name	Position

/s/ Jeffrey Hack	Chief Executive Officer and Director
Jeffrey Hack	(Principal Executive Officer)

/s/ Glenn Renzulli	Chief Financial Officer
Glenn Renzulli	(Principal Financial Officer)

/s/ Eric Bell	Chief Accounting Officer and Controller
Eric Bell	(Principal Accounting Officer)

/s/ Aaron Cohen	Chair of the Board of Directors
Aaron Cohen

/s/ Debora Boyda	Director
Debora Boyda

/s/ Oni Chukwu	Director
Oni Chukwu

/s/ Michael J. Gordon	Director
Michael J. Gordon

/s/ KJ McConnell	Director
Kalen James (KJ) McConnell

/s/ Collin E. Roche	Director
Collin E. Roche

/s/ Sid Singh	Director
Sid Singh

/s/ Anna May Trala	Director
Anna May Trala

/s/ Stuart Yarbrough	Director
Stuart Yarbrough

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